Exhibit 10.5

[Vector Letterhead]

December 21, 2021

J. Bryant Kirkland III

At the Address on File with the Company

Dear Bryant:

This letter confirms our mutual understanding regarding your employment with Vector Group Ltd. (the “Company”) following the consummation of the transactions contemplated by the Distribution Agreement (the “Distribution Agreement”) by and between the Company and Douglas Elliman Inc. (“Spinco”) dated as of December 21, 2021. This letter becomes effective as of, and is conditioned upon the occurrence of, the Distribution Date (as defined in the Distribution Agreement) and your continued employment with the Company through that date. In the event the Distribution Date does not occur, or your employment with the Company terminates for any reason prior to the Distribution Date, then this letter will be null and void and of no force or effect.

Notwithstanding the requirements in your Employment Agreement with the Company dated as of January 27, 2006 (the “Employment Agreement”) to devote substantially all of your working hours to performing services for the Company, the Company consents to the commencement of your service as Spinco’s Senior Vice President, Chief Financial Officer and Treasurer effective as of the Distribution Date, and recognizes that your responsibilities to Spinco will preclude you from devoting substantially all of your business time and attention to the Company’s affairs.

In exchange for such consent, you agree to devote to the Company’s affairs a sufficiently substantial portion of your business time and attention as may be reasonably necessary to accomplish the objectives of the Company.

Except as expressly set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms. This letter may not be amended except by a writing executed by the parties hereto. This letter will be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflicts of law.

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If you agree that this letter correctly memorializes our understanding, please sign and return this letter, which will become a binding agreement on our receipt.

Sincerely,

Vector Group Ltd.

By:	/s/ Howard M. Lorber
Name:	Howard M. Lorber
Title:	President and Chief Executive Officer

Accepted and Agreed:

/s/ J. Bryant Kirkland III
J. Bryant Kirkland III

Date: December 21, 2021